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                                                                   EXHIBIT 10.66

            PURCHASE AND SALES AGREEMENT AND INSTRUCTIONS TO ESCROW


  THIS AGREEMENT dated as of December 15, 1997 (the "Effective Date") is entered into by and between C. BREWER HOMES, INC., a Delaware corporation, whose address is 255-A East Waiko Road, Wailuku, Hawaii 96793, hereinafter referred to as "Seller" and JESSE E. SPENCER, an individual resident of Hawaii, whose address is P.O. Box 97, Kihei, Hawaii 96753, hereinafter referred to as "Buyer". This agreement shall constitute a contract for the purchase and sale between Seller and Buyer when and if executed by both Seller and Buyer, subject to the terms and conditions contained herein. This agreement shall also serve as instructions to Title Guaranty Escrow Services, Inc., whose address is Suite C, 2103 Wells St., Wailuku, Hawaii 96793, hereinafter referred to as "Escrow Agent".

                              W I T N E S S E T H


  Whereas the Seller owns the fee simple interest in and to that certain property identified as Nanea Subdivision (C-7 subdivision) (the "Property") The land consists of the area within the perimeter boundaries of a proposed 80 lot subdivision (the "Project"), located in Seller's Kehalani community, more particularly described in the attached Exhibit "A", which by this reference is incorporated herein and made a part hereof; and

  Whereas Buyer desires to purchase the Property from Seller only if Seller is able to obtain (a) final subdivision approval from the County of Maui separating the Property from the larger parcel of which it is a part (the "First Subdivision"), (b) the approvals from the appropriate agencies of the County of Maui of construction plans for Project site improvements and infrastructure, such that Buyer shall be able to immediately apply for and receive a permit to begin site work for the proposed subdivision upon the closing of this transaction and (c) certain other conditions are met as provided herein; and

  Whereas Seller desires to sell and convey to the Buyer the Property and Buyer desires to purchase the Property from the Seller pursuant to the terms, conditions and provisions hereof;

  NOW THEREFORE, it is hereby agreed as follows:

1.   SALE AND PURCHASE:
     ------------------


       In consideration of the Purchase Price as hereinafter defined below, and subject to the terms and conditions hereinafter set forth, the Seller agrees to sell, assign and transfer to the Buyer on the Close of Escrow and all interest in the Property and the Buyer agrees to purchase from said Property from the Seller.

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     2.  PURCHASE PRICE, INITIAL DEPOSIT
         -------------------------------


       2.1 The purchase price for the Property to be paid by Buyer to the Seller shall be TWO MILLION TWO HUNDRED THOUSAND DOLLARS ($2,200,000.00), and shall be paid as follows:

          (a) INITIAL DEPOSIT. Within three days after the execution of this Agreement by both the Seller and the Buyer, the Buyer shall deliver to the Escrow Agent the sum of FIFTY THOUSAND DOLLARS ($50,000.00) in cash or certified funds, as the initial deposit. The said initial deposit shall be non-refundable unless the Buyer shall have notified and advised the Seller in writing prior to the expiration of the feasibility study period as hereinafter defined, that it does not intend to proceed with the purchase, and it wishes to terminate this Agreement. Once the feasibility study period has expired, the initial deposit shall not be refunded to the Buyer, except as specifically provided herein.
Upon successful completion of the transaction herein contemplated, the initial deposit and any interest which may have accrued thereon until closing, shall be applied and fully credited toward the purchase price.

          (b) BALANCE OF PURCHASE PRICE. At least two days prior to the Escrow Closing, as hereinafter defined, the Buyer shall deposit with the Escrow Agent the balance of the purchase price for the property herein defined, in cash, or certified or official bank check or irrevocable transfer of immediately available funds.

       2.2 If the transaction herein contemplated shall fail and the Escrow fails to close due solely to the material breaches of the Seller, for which Seller is responsible, the initial deposit shall be refunded to the Buyer, together with any accrued interest, but only if the Seller shall have failed to cure its material breaches and/or default prior to the close of Escrow after being notified of material breaches and/or default and having been given a reasonable opportunity by the Buyer to cure same, and provided further that the Buyer also shall not have committed any material breaches, or shall not be in material breach or default of this Agreement. If at any time Buyer is in material breach and/or default of this Agreement prior to the close of Escrow, and after being notified of material breaches and/or default, Seller shall give Buyer a reasonable opportunity to cure same, and if Buyer shall fail to cure said material breach, Seller may cancel this Agreement.

       2.3 Closing shall occur within 30 days after Seller shall notify Buyer that the conditions of closing shall have been satisfied under Section 6.2 below. The parties will close the transaction on or before March 31, 1998, the close of Seller's fiscal year. If for any reason the transaction does not close by March 31, 1998, time being of the essence, either party may cancel this agreement by written notice to the other, and any right of either party to extend performance to cure any default under this Agreement shall not apply, notwithstanding any provision of this Agreement to the contrary.

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     3.  ESCROW OPENING AND INVESTMENT OF INITIAL DEPOSIT
         ------------------------------------------------


       3.1 Upon mutual execution of this Agreement, the Seller and the Buyer shall deliver a copy of the executed Agreement to the Escrow Agent, and upon acknowledgment of receipt of same by the Escrow Agent, the escrow for the sale and purchase of the Property shall be deemed open.

       3.2 The Escrow Agent shall prepare such other and further documents as may be reasonably necessary or applicable in order to facilitate the transaction herein contemplated, and the Seller and the Buyer shall comply with such reasonable requests as may be made by the Escrow Agent.

       3.3 The initial deposit shall be held in an interest bearing account of the Escrow Agent until the close of escrow, or its release to Buyer or Seller as required herein. Escrow Agent shall otherwise have no responsibility to invest any asset held by it pursuant to this paragraph.

       3.4 At the Escrow Closing or anytime prior thereto, the Buyer shall be entitled to any interest earned on the initial deposit and said interest shall be the sole property of the Buyer. However, if the deposit shall be distributed to Seller as required herein in the event of Buyer's default, the interest will be distributed to Seller.

4.   SELLER'S PROPERTY INFORMATION
     -----------------------------


       4.1 Within 15 days after the mutual execution of this Agreement, the Seller agrees to provide the following information (Seller's Property Documents), to the Buyer to the extent that they are available to the Seller and have not already been provided to the Buyer.

          (a) all contracts, agreements, and leases affecting the ownership or use of the Property;

          (b) all permits, certificates, licenses, from Federal, State, or County agencies, now in force, affecting the Property;

          (c) any soil, ground water, mechanical, structural, environmental and other similar reports or documentation in Seller's possession;

          (d) any engineering, surveying, site, or other plans and specifications prepared by or for Seller, for the construction of any improvements on the Property (but specifically excluding home plans);

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

          (e) copies of correspondence from any Federal, State, or County agencies regarding the Property.

       Seller does not warrant the accuracy of any reports, information or communications provided by or obtained from any consultant, government agency or other third party. All information for which Seller is the source is true (or was true when stated) to the best knowledge and belief of Seller.


  5.  BUYER'S FEASIBILITY STUDY AND TITLE MATTERS
      -------------------------------------------

       5.1 For a period of Forty Five (45) days (hereinafter the "feasibility study period"), commencing on the Effective Date, the Buyer shall have a right to conduct a feasibility study, to conduct such surveys, engineering and environmental studies, and market studies to satisfy itself of the advisability of acquiring the Property in its sole judgment and discretion. The Buyer agrees to bear any and all such costs and expenses associated with such study, including, but not limited to attorney's fees, appraisals, survey fees, environmental report fees, and the Buyer agrees to hold the Seller free and harmless therefrom. Also, during the feasibility study period Buyer shall take all necessary steps to satisfy Buyer that adequate and acceptable financing shall be available for the purchase and development of the Property.

       5.2 The Seller agrees that the Buyer may enter the Property to conduct such investigations as the Buyer deems necessary and appropriate during the feasibility study period. If this Agreement is terminated for any reason, regardless of the fault or causes of termination, the Buyer shall repair, restore any damage or destruction to the Property resulting from or arising out of Buyers' activities on the Property. In addition the Buyer shall return to the Seller all of the Seller's Property Information which the Seller previously supplied to the Buyer. Buyer agrees to give Seller at least two days' notice prior to entering the Property and will conduct its investigations in a manner so as not to interfere with Seller's existing or ongoing activities and uses of the Property.

       5.3 The Buyer hereby agrees to indemnify and hold harmless the Seller and the Property harmless from and against all liability, loss damages, expenses or claims, including reasonable attorney's fees, arising out of the acts or omissions of the Buyer, its agents, employees, independent contractors or assignees relating to the permitted access or authorization granted herein, including without limitation any claim, loss or liability related to personal injury, property damage and the claims of lien of contractors and/or material providers. If any claims of liens are asserted against the Property as a result of the Buyer's exercise of the permitted access and of Buyer's conducting the feasibility study, the Buyer shall immediately arrange and pay for and cause the recording of a release of any such claim or lien in accordance with the laws of the State of Hawaii.

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

       5.4 At the expiration of the feasibility study period, the Buyer shall notify the Seller whether or not it intends to proceed with the purchase. If the Buyer determines, in its sole discretion, that it does not wish to proceed with the purchase and so notifies the Seller, the Agreement and the Escrow shall terminate forthwith with no further obligations on either party, except for the obligations of the Buyer set forth in (P)(P) 5.1 through 5.3 above; and the initial deposit shall be refunded to the Buyer together with all accrued and unpaid interest. Failure by the Buyer to notify the Seller in writing before the end of said feasibility study period of Buyer's election to terminate this agreement shall be deemed its election to proceed with the purchase. If Buyer proceeds with the purchase, Buyer agrees and acknowledges that in purchasing the Property, Buyer has relied and will be relying solely on the results of Buyer's own investigations as to all aspects of the Property and is acquiring the Property "as is" in its state and condition as of the closing. Seller is making no representation or warranty whatsoever to Buyer or Buyer's lender as to the physical condition of the Property; its suitability for development; its legal status under applicable laws, rules and regulations; conditions or requirements which may be imposed by the County of Maui in connection with final subdivision approval; the availability of water, sewer or other utility services; the condition or compaction or soils and their suitability for construction and development; drainage or ground water conditions or environmental matters.

       5.5  Title Matters:   Seller shall deliver to Buyer a preliminary title
report on the Property within 15 days from the date of this Agreement. Buyer shall have 10 business days from Buyer's receipt of the report to send written notice to Seller disapproving of any encumbrances reflected in the report.
Buyer shall have the right in Buyer's discretion to disapprove any encumbrance. If Buyer fails to send such notice, the encumbrances reflected in the report shall be deemed to be approved by Buyer. If Buyer disapproves any encumbrance, then Seller may either (a) terminate this Agreement whereupon Buyer's deposit will be returned in full to Buyer, with any accrued interest, and both parties shall be released from further obligations under this Agreement, or (b) agree in writing to cause such encumbrance to be removed prior to closing. If Seller elects to cancel under (a) above, Buyer shall have the right in its discretion to elect to waive its objection to the encumbrance and proceed with the closing, accepting title subject to said encumbrance, notwithstanding Seller's termination. All elections under the preceding two sentences shall be made promptly and in writing. The encumbrances approved (or deemed approved) by Buyer are herein called the "Permitted Title Exceptions".

  In addition, the Permitted Title Exceptions will include (a) any utility easements, subdivision agreement or other encumbrances imposed by the County of Maui as a condition of the First Subdivision, provided that such encumbrances are consistent with normal practice of the County of Maui in subdivision approvals and such encumbrances will not have any material adverse affect on the development and sale of the Property by Buyer as an 80-lot residential subdivision; and (b) the Declaration of Covenants, Conditions and Restrictions for Kehalani, dated March 17, 1995, recorded in the State of Hawaii Bureau of Conveyances as Document No. 95-040251, as amended (the "CC&Rs).

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       At closing, Seller will convey to Buyer title to the Property by limited warranty deed (in substantially the form attached hereto as Exhibit B), free and clear of all encumbrances except the "Permitted Title Exceptions".


  6.  SELLER'S WARRANTIES AND REPRESENTATIONS;
      AND SELLER'S CONDITIONS OF CLOSING;


       6.1 Seller hereby makes the following warranties and representations, effective now and as of the Close of Escrow:

          (a) Seller is the sole owner in fee simple of the Property;

          (b) Seller is a corporation organized and existing pursuant to the laws of the State of Delaware and is currently authorized to do business in Hawaii and is in good standing;

          (c) Upon ratification by Seller's Board of Directors as provided in
Section 10.5 below, Seller will have the legal power, right and authority to execute and deliver this Agreement and instruments necessary to consummate the transaction contemplated hereby;

          (d) The Property is not encumbered by any taxes or other liabilities in an aggregate amount exceeding the amount to be paid by Buyer for the Property as of the date of this Agreement and as of the Close of Escrow;

          (e) Seller has not incurred any brokerage commission for which the Buyer is responsible;

          (f) The persons executing this Agreement and the instruments referred to herein on behalf of Seller are duly authorized on behalf of Seller to execute this Agreement and said instruments;

          (g) Seller is not in material breach with respect to any of its obligations or liabilities to any government agency or third party pertaining to the Property;

          (h) Seller has not within the preceding 12 months received any notice from any Federal, State, or County authority alleging any fire, health, building, pollution, environmental, zoning or other violation of law with respect to the Property, which has not been entirely corrected or will not be corrected prior to the escrow closing date.

          (i) Seller is not aware of any possible condemnation of any part of the Property or the widening, change of grade or limitation on the use of streets abutting the

                                       6
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Property or concerning any special taxes or assessments to be levied against the
Property, or any part thereof, or concerning any changes in zoning classification of the Property or any part thereof.

          (j) Seller has not within the preceding 12 months received any notice from any insurance company or bonding company of any defects or inadequacies of the Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond which has not been corrected or will not be corrected as of the date of closing.

          (k) Seller is not aware of any violations of law with regard to hazardous materials or hazardous waste on the Property, nor has Seller received within the last 12 months any notices from any governmental agency for any violation of laws regarding any hazardous material or hazardous waste on the Property.

          (l) Seller's representations in (h), (i), (j) and (k) speak only as of the date of this agreement. Seller will promptly notify Buyer if after the date of this agreement Seller becomes aware of any notice or circumstance which would invalidate or qualify any such representation as of the closing date.

       6.2 The following items are conditions which shall be for the benefit of Buyer as conditions of closing. If any condition shall not be met, without any fault of Seller, Buyer may in his discretion (a) elect to waive said condition and proceed with closing (with no adjustment to the purchase price) or (b) terminate this agreement and receive a full refund of all deposits, with any accrued interest and thereupon Buyer and Seller will be released from further liability on this agreement. Said conditions are as follows:

          (a) Seller shall have obtained final subdivision approval for the First Subdivision;

          (b) Seller shall have obtained approval from the County of Maui, and any other government agencies, of the civil construction drawings for the on site subdivision improvements for the Project (provided that Buyer shall pay any fees for grading permits, building permits or other fees associated with plan review);

          (c) Seller shall have obtained County of Maui District Phase III approval for the Project;

          (d) Seller shall have obtained approval of the County of Maui Arborist Committee of the landscaping plan for the Project; and

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          (e) Seller shall not be in breach of any of its obligations under this agreement.


7.   BUYER'S WARRANTIES AND REPRESENTATIONS; AND COVENANTS
     -----------------------------------------------------


       7.1 Buyer hereby represents and warrants to Seller as follows now and as of the closing date of escrow:

          (a) Buyer at Buyer's own cost and expense, will conduct or is conducting studies of the Property to determine the advisability of acquiring the same. Buyer is proceeding with this purchase on the basis of Buyer's satisfaction with investigation and conclusions of Buyer's own investigation;

          (b) Buyer has the legal power, right and authority to execute and deliver this Agreement and instruments necessary to consummate the transaction contemplated hereby;

          (c) Buyer has not incurred any brokerage commission for which the Seller is responsible;

          (d) The persons executing this Agreement and the instruments referred to herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof;

       7.2 Buyer agrees that he shall be solely responsible for the following, whether or not they shall arise prior to closing:

          (a) Sewer hook up fees for the individual lots in the propose subdivision;

          (b) Approvals from the County of Maui beyond those approvals Seller agrees to obtain contained in paragraph 6 above;

          (c) All fees and costs required for water meters and water transmission and storage charges assessed by the County of Maui;

          (d) Any engineering or consulting fees for work beyond that already prepared by Seller or for work Seller has agreed to perform herein; and

          (e) To the extent any such item shall not be paid or completed at closing, Buyer's obligations hereunder shall survive the closing.

                                       8
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8.   ACTIONS PENDING CLOSE OF ESCROW
     -------------------------------


       8.1 During the period from the effective date of this Agreement until the escrow closing date, Seller shall:

          (a) maintain the Property in the ordinary course of business, and perform reasonable maintenance and repairs as necessary. Should a portion of the Property be substantially and materially damaged or destroyed without the fault of the Seller, Buyer shall have the following options: (1) accept conveyance of the Property in a damaged or partially damaged condition, together with the full amount of any and all insurance proceeds, if any, payable to Seller as a result of such loss, damage or destruction; or (2) terminate the Agreement and recover the initial deposit upon notice to Seller. The damage or destruction shall be deemed "material" and "substantial" if it damages or destroys more than 25% of the value of the Property. In the event the damages or destruction are note deemed "substantial" and/or "material", the Buyer shall have the option outlined in (1) herein. It is expressly agreed by the parties hereto that the options herein provided shall be the sole and exclusive remedies available to the Buyer;

          (b) keep in force up until the escrow closing date, at its expense, all policies of insurance relating to the property;

          (c) promptly and fully pay all trade accounts and costs and expenses of operation and maintenance of the Property incurred prior to the escrow closing date which would normally be for the account of the owner of the Property; provided, however, that all items of expense relating to the Property which would normally be for the account of the owner of the Property and which relate to a period of time beginning before and ending after the escrow closing date shall be prorated as set forth herein.

          (d) Seller shall not enter into any agreements which bind the Property whose effective terms extend past the escrow closing date, without written consent of the Buyer, which shall not be unreasonably withheld. Upon consent, the Buyer shall be deemed to have agreed to assume any such agreements after the escrow closing date.

       8.2 During the period from the effective date of this Agreement to the escrow closing date, Buyer shall:

          (a) conduct the feasibility study and other investigations in relation with the Property during the feasibility study period;

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          (b) submit to the Seller or the Escrow Agent within a reasonable time, all documents or information required by the Seller or the Escrow Agent to consummate this transaction.

  9.  POST-CLOSING COVENANTS.
      ----------------------

       9.1  Seller's Post-Closing Covenants:  Seller agrees that after the
            -------------------------------
closing Seller will perform the following covenants in connection with, and to assist, the development of the Project:

          (a) Off-site Drainage Improvements.  If, at the time of closing,
              ------------------------------
Seller shall not have completed construction of "off-site drainage improvements" which are or shall be required by the County of Maui as a condition of final subdivision approval of the Project into 80 residential lots (the "Project Subdivision"), Seller will construct said improvements promptly and diligently, and in a manner which will not delay the County of Maui's final approval of the Project Subdivision, the Buyer's development of the Project or the Buyer's sale of homes in the Project. The term "off-site drainage improvements" means facilities in and around Waiele Road required by the County to be constructed by Seller as a condition of subdivision and development of the Project.

          If all of any portion of the County's off-site drainage improvements are not completed at the time of the County's final approval of the Project Subdivision and if the County requires a bond or other financial guarantee with respect thereto as a condition of said final approval, Seller will provide said bond or financial guarantee in a timely manner and will perform all obligations secured by said bond in a timely manner so as not to delay the development and sale of homes in the Project.

          (b) Affordable Housing Credits.  The Project is subject to the
              --------------------------
requirement by the County of Maui to develop or provide a minimum number of homes or lots which are "affordable", consistent with Maui County's regulations and standards concerning affordability. Seller has existing affordable housing credits as a result of prior projects which may be made available for the benefit of the Project. The parties agree that the Buyer shall have full control over pricing the individual houses and lots in the Project without regard to the County's affordable housing requirements. If, as a result of said pricing, the total number of houses and lots (if any) in the Project which shall meet the County's affordable housing requirements are insufficient to satisfy the legal obligation of the Project, the Seller will assign affordable housing credits to the Project in an amount sufficient to meet said requirements. If, however, the total number of houses and lots in the Project (without requiring assignments of credits by the Seller) shall exceed the Project's obligation to the County for affordable housing, Buyer will assign said excess credits to Seller for use by Seller in future developments at Kehalani.

          Buyer agrees to cooperate concerning said credits and will require that its lot purchasers participate in the required process before appropriate government agencies to qualify the units as affordable (if and to the extent that the prices qualify).

          (c) Park Assessments.  Seller will have the obligation to satisfy
              ----------------
  the County of Maui's requirements for park dedication (or financial contribution in lieu of dedication) as required by County rules and regulations. This obligation will be satisfied in a timely manner so as not to delay or hinder the County's final approval of the Project Subdivision or the development and sale of lots and homes in the Project. Seller will have the option of bonding the park requirements in lieu of actual dedication.

          (d) Water Meters.  Seller will cooperate with Buyer in Buyer's efforts
              ------------
to obtain water meters for each of the proposed 80 lots in the Project, by communicating to the Board of Water Supply Seller's willingness to use a portion of its water source credits or allotments under the existing Central Maui Source Development Agreement among Seller, other venture partners and the Board. However, Seller shall not be liable if Buyer shall be unable to obtain such meters due to moratorium or shortage or any failure or refusal by the Board of Water Supply to cooperate or consent to the allocations of source capacity to the Project as requested by Buyer and Seller. Seller shall not be required to incur any cost or financial obligation with respect to said requests or said meters. Buyer shall be responsible for satisfying the County's requirements with respect to storage and transmission, as well as the water system development fees and cost of installing water meters.

          (e) Cooperation.  Seller will generally cooperate with Buyer to assist
              -----------
Buyer in processing Buyer's Project approvals.

       9.2  Buyer's Post-Closing Covenants.  Buyer agrees to perform the
            ------------------------------
following covenants after the closing:

          (a) Conform to Plan.  Buyer will develop the Project as a single
              ---------------
family home residential subdivision with 80 residential lots, plus road lots, landscaping lots, easements and other features, all as shown on the subdivision plan entitled "Nanea at Kehalani", dated August 14, 1997, by Warren S. Unemori Engineering, Inc., with amendments as may be required by the County as part of the subdivision process (the "Subdivision Plan"), and the construction drawings which have been submitted to the County of Maui and which shall have been approved prior to closing by the County of Maui (the "Construction Drawings"). Buyer will not change or deviate from the Subdivision Plan or the Construction Drawings in any material respect without Seller's prior written approval, which approval shall not be unreasonably withheld, it being understood that the Seller's primary goal will be to assure the visual and functional integration of the Project with the existing and future subdivisions of Seller at Kehalani and with the Project infrastructure.


          (b) Comply with CC&Rs.  The Buyer will comply with the CC&Rs and
              -----------------
  will require all lot buyers in the Project to comply with the CC&Rs, including but not limited to the requirements for construction design and landscaping
  approvals.   All signage and landscaping shall also be subject to design approval under the CC&Rs. Buyer will pay dues and common expense charges applicable to all of the lots which shall accrue prior to the sale of each lot.

            Seller agrees that it will review, at no cost to Buyer, up to five different proposed plans for the grading, home construction and landscaping of lots. A design review for a standard or typical house and lot development package shall be considered to be a single plan review even if it will be used for more than one lot. If the total number of plan reviews in the project pursuant to the CC&Rs exceed five, Seller shall have the right to charge Buyer (or any lot purchaser) for each such additional review to compensate Seller reasonably for its time and expenses of performing said review.

          (c) Dedications.  The Buyer will complete construction of and will
              -----------
  dedicate to the County of Maui all roads and cul-de-sacs in the subdivision and the access road (Kaupo Street) to Waiele Road in a timely manner. Also, the Buyer will install all landscaping within the subdivision including all landscaping strips (Lots 90, 91 and 92 as shown on the plan) in accordance with requirements of the Arborist Committee and the County of Maui and will dedicate said strips to the Homeowners Association for maintenance and preservation as a common expense. Buyer will construct and convey to Maui Electric Company and other utility providers all electrical, water, sewer and other utility services and easements, and will also establish appropriate easements for common driveway areas shown on the plan.

          (d) Comply with Laws.  Buyer will comply with all applicable laws,
              ----------------
  rules, regulations and permits, including but not limited to building codes, subdivision rules, NPDES permit, zoning and land use rules, H.R.S. Chapter 484 (Uniform Land Sales Practices Act), the Interstate Land Sales Full Disclosure Act, and the terms and conditions of all governmental approvals relating to the Project.

          (e) Cooperation.  Buyer will generally cooperate with Seller in
              ------------
  Seller's performance of its post-closing covenants.

          (f) Assignment.  The Buyer will not transfer to any third party the
              ----------
  Project as a whole or make any bulk sale of all or substantially all of the lots in the Project prior to obtaining final subdivision approval for the Project and prior to completing and performing substantially all of Buyer's post-closing covenants hereunder, without Seller's prior written approval, which approval will not be unreasonably or arbitrarily withheld or delayed, it being understood that the Seller needs to be assured that the Project will be developed as agreed and without adversely affecting other developments of Seller in Kehalani, and that the developer will be capable, financially strong, cooperative and reputable.

          9.3  Survival of Covenants.  Buyer and Seller agree that all of the
               ---------------------
  foregoing post-closing covenants of Buyer and Seller shall survive the closing.

  10.  OTHER TERMS AND OBLIGATIONS
       ---------------------------


     10.1 Should a portion of the Property be taken by eminent domain or condemnation, Buyer shall have the following options: (1) accept conveyance of the Property subject to such taking or condemnation, together with the full amount of any payments or awards payable to Seller as a result of such taking or condemnation; or (2) terminate the Agreement and recover the initial deposit, upon notice to the Seller.

     10.2 Risk and title in and to the Property shall pass from the Seller to the Buyer on and not before the Close of Escrow and the Buyer shall be entitled to possession of the Property on and after Close of Escrow.

     10.3 Except as otherwise provided in this agreement, Seller shall be responsible for, and shall indemnify Buyer against, any and all obligations, liabilities, claims and losses arising out of the ownership, development, use, possession or control of the Property prior to the Close of Escrow, and the Buyer shall be responsible for, and shall indemnify Seller against, all obligations, liabilities, claims and losses arising out of the ownership, development, use, possession or control of the Property after the Close of Escrow, and each shall hold the other free and harmless therefrom and agrees to defend the other with respect thereto.

     10.4 Buyer and Seller will each maintain the confidentiality of all proprietary or confidential information provided to it by the other party, except that Buyer may disclose to his lender information necessary to implement his loan transaction.

     10.5 Seller may terminate this agreement by written notice to Buyer if this agreement shall not have been duly authorized and ratified by the Seller's Board of Directors within 30 days from the date of this agreement.


11. BREACH OF REPRESENTATIONS
    -------------------------


       If there is any material breach by either party of any warranties and representations as set forth in this Agreement and/or respective obligations herein, which is discovered by the other before the Close of Escrow, each shall obligated to and have an opportunity to correct such breaches at its own expense any time prior to the Close of Escrow, after the receipt of notice of breaches from the non-breaching party. If all such breaches are not corrected within that time, they constitute default, and non-defaulting party shall have the option to (1) postpone the Close of Escrow for a reasonable period thereafter to permit the correction of such matters, or (2) complete this sale and purchase, notwithstanding failure(s) to correct breaches, in which case any claim for breaches shall be waived, or (3) to terminate the Agreement with no further obligations to sell or to purchase the Property, in which case the provisions of this Agreement shall govern the rights and obligations of the respective parties. Parties failure to affirmatively elect either option shall be construed as an election of option
(2). The remedies provided for herein shall be applicable only to breaches of representations and covenants only.


12.  SELLER'S DEFAULT AND TERMINATION BY BUYER
     -----------------------------------------

       12.1 In the event the Seller shall have failed to convey title to Buyer in breach of its obligations hereunder or to cure prior to the Close of Escrow any material breaches or default of its obligations set forth in this Agreement ("Seller's Default"), after the Buyer shall have notified the Seller of such breaches and/or default, and given the Seller a reasonable opportunity to cure such breaches and/or default, the Buyer, as Buyer's sole remedy, shall have a right to terminate this Agreement and the Escrow by notifying the Seller of its intent to do so, provided only if the Buyer himself is not in material breach or in default of its own warranties and representations, or obligations set forth in this Agreement.

       12.2 In the event that Buyer shall exercise its right to terminate this Agreement and the Escrow in accordance with the provisions of this paragraph, the Buyer shall be entitled to the return of the Initial Deposit, with accrued interest, if any, and the Seller shall be entitled to a return of any information or documents provide to Buyer. In addition, the Seller shall be responsible for the payment of any escrow cancellation fees. Each is thereafter released from any further obligations, except as otherwise provided in this Agreement. Without limiting the generality of the foregoing, Buyer hereby releases and waives any right it may have to seek or claim the remedy of specific performance or any lien on the Property in the event of Seller's breach of this agreement.


13.  BUYER'S DEFAULT AND TERMINATION BY SELLER
     -----------------------------------------


       13.1 If the Buyer shall have failed to purchase the Property in breach of its obligations hereunder or to cure prior to the Close of Escrow any material breaches or default of its obligations set forth in this Agreement ("Buyer's Default"), after the Seller shall have notified the Buyer of such breaches and/or default, and given the Buyer a reasonable opportunity to cure such breaches and/or default, the Seller, as Seller's sole and exclusive remedy, shall have a right to terminate this Agreement and the Escrow by notifying the Buyer of its intent to do so, provided only if the Seller himself is not in material breach or in default of its own warranties and representations, or obligations set forth in this Agreement.


       13.2 In the event the Seller shall exercise its right to terminate the Agreement and the Escrow in accordance with the provision of Section 13, it is expressly agreed that the remedies available to the Seller shall be limited as set forth in 13.3 below, and each is thereafter released from any further obligations, except as otherwise provide in this Agreement. In addition the Buyer shall be responsible for the payment of any escrow cancellation fees.

       13.3 Buyer and Seller hereby acknowledge and agree that , in the event of Buyer's default, Seller will suffer damages in an amount which will, due to the special nature of the transaction contemplated by this Agreement, be impractical or extremely difficult to ascertain. In addition, Buyer wishes to have a limitation placed upon the potential liability of Buyer to Seller in the event of Buyer's default and wishes to induce Seller to waive other remedies which Seller may have in the event of Buyer's default. Buyer and Seller after due negotiation, hereby acknowledge and agree that the amount of the deposits plus accrued interest represents a reasonable estimate of the damages Seller will sustain in the even of Buyer's default.

       13.4 Buyer and Seller agree that if Seller terminates this Agreement and cancels the escrow as a result of Buyer's default, Seller shall be entitled to retain all deposits and any accrued interest as liquidated damages. Such retention of the said deposits and any accrued interest by Seller is intended to constitute a forfeiture or penalty under the applicable laws of the State of Hawaii. The liquidated damages provided for hereunder shall be Seller's sole and exclusive remedy whether at law or equity in the event of Buyer's default; all other claims to damages or other remedies being hereby expressly waived by Seller. Following termination of this Agreement, and retention of the deposit as liquidated damages by the Seller, pursuant to this section, all of the rights and obligations of Buyer and Seller under this Agreement shall be terminated.

       13.5 Buyer and Seller acknowledge that they have read and understand the provisions of this section and agree to be bound by its terms.

14.  ESCROW CLOSING AND FEES
     -----------------------


       14.1 The Escrow Closing shall consist of the transfer by the Seller of the Property to the Buyer, and the payment by the Buyer for the Property, and execution of such other documents as are reasonably necessary, and shall be held at the office of the Escrow Agent at the time specified in Section 2.3 or such other date, time and place as may be mutually agreed upon in writing by the Seller and the Buyer.

       14.2 The Escrow Closing shall occur only when each of the following obligations have been satisfied or waived by the party for whose benefit such condition has been imposed.

          (a) The Buyer shall have failed to give notice to the Seller on or before the expiration of the Feasibility Study Period that it intends to terminate this agreement;

          (b) Neither Seller nor the Buyer shall have given notice to the other terminating the Agreement, pursuant to Articles 12 and 13 herein;

          (c) The full Purchase Price set forth herein and all costs and expenses chargeable to the Buyer have been delivered to the Escrow Agent;

          (d) The Seller and the Buyer have each rendered substantial performance of all covenants, agreements, conditions and obligations required by this Agreement to be performed prior to the specific date specified in the Agreement or if no date is specified, before the Closing Date;

          (e) Each document required to be delivered by either party as set forth in the Agreement has been timely delivered to and deposited with the Escrow Agent;

       14.3 If any of the foregoing conditions are neither satisfied nor waived within the time specified therefor, the party who has the obligations to fulfill such conditions shall be deemed in default, to the extent that satisfaction of such is within the reasonable control of that party, and the party for whose benefits the conditions is imposed, may, provided that it is not then in material breach of default of any obligations hereunder or that it has caused nor been responsible for such conditions to remain unsatisfied, terminate and rescind this Agreement by written notice delivered to the other party and the Escrow Agent. The making of such demand shall be optional and not mandatory. The non-defaulting party shall then be entitled to avail itself of remedies specified in this Agreement.

       14.4 At the Close of Escrow, the Seller and the Buyer, through Escrow Agent shall exchange with each other such documents as specified in this Agreement, and tender and receive the purchase price, and the amounts of pro-rated fees and costs, pursuant to Paragraph 17 below.

       14.5 The Seller and the Buyer shall each bear one half of the escrow fees charged by the Escrow Agent.

15.  BUYER'S DELIVERY TO ESCROW AGENT
     --------------------------------

       15.1 The Buyer shall deliver to the Escrow Agent at least two days prior to the scheduled Escrow Closing Date the following:

            (a)    the balance of the purchase price;

            (b) the amounts, if any, required by the Buyer under Paragraph 17, entitled "Proration, Fees and Costs";

            (c)    one half of the Escrow Agent's fees;

            (d) amount of conveyance or transfer taxes, or other taxes which may be due upon the transfer of the Property.



16.  SELLER'S DELIVERY TO ESCROW AGENT
     ---------------------------------


       16.1 Seller shall deliver to the Escrow Agent at least two days prior to the scheduled Escrow Closing Date the following:

          (a) any and all documents necessary to convey complete title, free and clear of all liens and encumbrances (except the Permitted Title Exceptions) to the Property from Seller to Buyer;

          (b) a resolution executed by the Seller's Board of Directors evidencing approval of and authorization to execute this Agreement and all other documents relating to the transactions contemplated herein and indicating the Seller's representative who is authorized to execute documents on behalf of the Seller;

          (c) the amounts, if any, required by the Seller under Paragraph 17, entitled "Proration, Fees and Costs";

          (d)    one half of the Escrow Agent's fees;

17.  PRORATION, FEES AND COSTS
     -------------------------


       17.1 The following items shall be prorated as of the Escrow Closing Date on the basis of a thirty (30) day month and as of midnight before the closing date.

          (a) all county, city and special district taxes, if any, based on the latest information available, including but not limited to real and personal property taxes;

          (b) utilities, including but not limited to water, sewage fees, and electricity;

          (c) any and all other charges attributable to the ownership possession of the Property.

       In the event any of these charges are not net determined as of the Close of Escrow, the Seller and the Buyer agree to prorate the same thereafter when the information becomes available.

       17.2 At the Escrow Closing, Seller shall pay the costs of preparing documents transferring title to the Buyer and such other documents to be delivered by Seller. Seller shall bear all costs necessary to convey title to the Buyer.

       17.3 Buyer shall pay and be responsible for the costs of recording the deed or such other documents which the Buyer requires recording and for any and all taxes, including conveyance taxes, which may be imposed as a result of the purchase of the property.

       17.4 Seller will pay the cost of the preliminary title search. Buyer will pay the cost of Buyer's title insurance.

       17.5 Any expenses not allocated by the foregoing shall be apportioned and allocated in the manner customary in the State of Hawaii.


18.  NOTICES
     -------


       Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered when delivered personally or by facsimile, telegram, or as of the second business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to Seller, to:         C. Brewer Homes, Inc.
                                 Attn: Seth Bakes
                                 255-A Waiko Road
                                 Wailuku, Hawaii 96793
                                 Tel.  242-6833
                                 Fax.  242-5316

       If to Buyer to:           Jesse E. Spencer
                                 c/o Douglas R. Spencer, Esq.
                                 P.O. Box 959
                                 Kihei, HI 96753
                                 Tel.  808-874-8708
                                 Fax.  808-874-4944


       If to Escrow Agent to:    Title Guaranty Escrow Services
                                 Attn:  Dennis Hinahara
                                 Suite C, 2103 Wells Street
                                 Wailuku, HI 96793
                                 Tel.  808-244-7924
                                 Fax.  808-242-6529


19.  ASSIGNMENT BY BUYER
     -------------------


       This Agreement and any rights hereunder may not be assigned to any other party without the written consent of the Seller, however, said written consent shall not be unreasonably withheld.


20.  BROKERAGE COMMISSIONS
     ---------------------


       Buyer and Seller each represent and warrants to the other it has not incurred any liability for brokerage fees, commissions or finder's fees in connection with the transaction contemplated by this Agreement. Each party agrees to indemnify and hold harmless the other from and against any claims or liabilities arising from a breach of the representation and warranty by such party contained in this paragraph.

21.  MERGER OF SELLER
     ----------------

       The Buyer has been informed that Seller may be participating in a corporate merger. As part of preparing for the merger, Seller may request consents, acknowledgements or estoppel certificates from Buyer. Buyer agrees that it will (a) maintain the confidentiality of Buyer's information about the merger, and (b) cooperate with Seller and execute such documents as Seller may reasonably request, provided, however, that each such document shall not result in any financial outlay by Buyer or assumption of any risk, liability or obligation, and will not alter Buyer's substantive rights and liabilities under this agreement.

22.  GENERAL PROVISIONS
     ------------------


       22.1 The representations, warranties, covenants, agreements and indemnities set forth in or made pursuant to this Agreement shall remain operative, shall be deemed made upon the execution of this Agreement, but shall not survive the Close of Escrow, unless it shall specifically be designed to survive the Close of Escrow by specific references.

       22.2 The use herein of (i) the neuter gender includes the masculine and the feminine, and (ii) the singular number includes the plural, whenever the context so requires.

       22.3 Captions in this Agreement are inserted for convenience of reference only and do not define, describe, amplify or limit the scope of the intent of this Agreement or any of the terms hereof.

       22.4 This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

       22.5 No modification, waiver, amendment, discharge or change of this Agreement will be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought. Waiver of any one breach will not be deemed to be waiver of any other breach of the same, or any other provision hereof. No termination of this Agreement and no waiver of any condition or right of termination of this Agreement expressly provided for in this Agreement shall limit either party's liability for any default under this Agreement.

       22.6 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, Maui County, State of Hawaii as the sole and exclusive recourse therefore and judgment upon any award rendered by such arbitrator may be entered in any court having jurisdiction thereof. In the event of such dispute, the prevailing party shall be entitled to receive reasonable attorney's fees and costs, in addition to any such other relief and remedies which may be ordered by the arbitrator.

       22.7 All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and permissible assigns, if any.

       22.8 In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such terms, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained.

       22.9 Buyer and Seller shall fully cooperate with one another in connection with the requirements imposed by this Agreement, and each agrees to take such further action and to execute and deliver such further documents, with acknowledgment or affidavit if required, as may be reasonably necessary to carry out the purposes of this Agreement and to facilitate the satisfaction of any conditions set forth herein. This Agreement, and documents required in furtherance hereof, shall be deemed fully executed when either (1) a single original document bears the signatures of all parties or (2) all parties have signed individual copies of an original document and transmitted copies so executed to all other parties, such that a copy of each signature required by such document is in the possession of each party to the document.

       22.10 This Agreement shall be construed and enforced in accordance with the laws of the State of Hawaii.

       22.11  Time is of the essence hereof.

       22.12 Buyer and Seller agree that for all purposes hereunder, the term "the date" of execution of this Agreement or the Effective Date shall be the date set forth at the beginning of this Agreement.

       22.13 This Agreement has been negotiated at arms length by and between the Seller and the Buyer, and has been jointly drafted by attorneys for both the Seller and the Buyer, and should there be any ambiguities within the Agreement, they shall be given common sense interpretation, and shall not be interpreted against one party or the other.

       22.14 The parties shall meet their own legal and other costs and expenses in connection with or as a consequence of the negotiation, preparation, execution and the Closing of Escrow and any documentation referred to herein.

       22.15 Wherever in this Agreement the consent of either party is required, it is agreed that such consent shall not be unreasonably withheld or delayed.

       In Witness whereof the parties have executed this Agreement on the date last written.


C. BREWER HOMES, INC.


Date:  December 15, 1997

                                      JESSE E. SPENCER


By: /s/  SCOTT NUNOKAWA               Date:
   ---------------------
   SCOTT NUNOKAWA
Its: Vice President               By  /s/  JESSE E. SPENCER
                                      -----------------------

  /s/  SETH A. BAKES
--------------------
Its: President & CEO
By: SETH A. BAKES

                                   EXHIBIT B

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             LAND COURT                |              REGULAR SYSTEM
-------------------------------------------------------------------------------
AFTER RECORDATION, RETURN BY:  MAIL( ) PICK-UP( )


-------------------------------------------------------------------------------
LotKEYBOARD(insert Lot#)
Grantor:  C. Brewer Homes, Inc., a Delaware corporation
Grantee:  KEYBOARD(Grantee's names)
          KEYBOARD(Grantor's address)

                             SPECIAL WARRANTY DEED
                                      AND
                           SUPPLEMENTAL DECLARATION


KNOW ALL MEN BY THESE PRESENTS:

     I. SUPPLEMENTAL DECLARATION. That C. BREWER HOMES, INC., a Delaware corporation, whose principal place of business and post office address is at 255-A East Waiko Road, Wailuku, Hawaii, 96793, as the Declarant under that certain Declaration of Covenants, Conditions and Restrictions of Kehalani dated March 17, 1995, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 95-040251 (the "Declarant"), pursuant to Article VII of the Declaration, does hereby subject to the provisions of said Declaration all of that certain real property more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Property"), which Property is hereby annexed to the property subject to the Declaration. This instrument shall constitute a Supplemental Declaration, as such term is defined in the Declaration, and the Property shall be a part of the Neighborhood, as such term is defined in the Declaration, designated "Nanea at Kehalani" (the "Project").

     II. SPECIAL WARRANTY DEED AND COVENANTS. That C. BREWER HOMES, INC. a Delaware corporation, whose principle place of business and post office address is 255-A East Waiko Road, Wailuku, Hawaii 96793 ("Grantor"), in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration to it paid by KEYBOARD (GRANTEE IN CAPS & status), whose residence and post office address is KEYBOARD (Grantee's address) ("Grantee"), the receipt of which is hereby acknowledged, does by these presents hereby grant, bargain, sell and convey unto Grantee, as KEYBOARD (TENANCY IN CAPS), absolutely and in fee simple, all of the Property (as defined in Section I above).

     AND, the reversions, remainders, rents, issues and profits thereof and all of the estate, right, title and interest of Grantor, both at law and in equity, therein and thereto.

     TO HAVE AND TO HOLD the same, together with all buildings, improvements, tenements, hereditaments, rights, easements, privileges and appurtenances thereunto belonging or appertaining or held and enjoyed therewith unto Grantee as aforesaid, absolutely and forever;

     TOGETHER with those certain easements, if any, described in said Exhibit "A", and with the rights of access described in said Exhibit "A".

     SUBJECT, HOWEVER, to the encumbrances, easements, conditions and restrictions contained herein and in said Exhibit "A" attached hereto and incorporated herein by reference;

     SUBJECT, FURTHER, to the Hawaii Right to Farm Act, Hawaii Revised Statutes Chapter 165, as amended, which limits the circumstances under which pre-existing farming activities may be deemed as a nuisance.

     EXCEPTING AND RESERVING in favor of Grantor and its successors and assigns the following:

     (A) The right to grant utility easements over, upon and across any of the easement areas described in Exhibit "A" or to grant or modify utility easements to reflect "as built" conditions in order to facilitate any future adjustments or modifications of the utility easements affecting said Property; provided, however, that such right shall expire (1) year from the date hereof.

     (B) All water and water rights within or appurtenant to the Property; provided, however, that in the exercise of said rights, Grantor and its successors and assigns shall not have the right to drill for water or otherwise disturb the surface of the land or any improvements thereon.

     SUBJECT TO, AND EXCEPTING AND RESERVING, as appurtenant to the lands which are located adjacent to or in the vicinity of the Project in agricultural operation (the "Agricultural Properties"), the unrestricted right to engage in any type of farming operation, including, but not limited to, open burning, percolating, evaporating, fertilizing, milling, generating power, water diversion, plowing, grading, storing, hauling, spraying pesticides or herbicides, irrigating, crop dusting, and all other activities incidental to the planting farming, harvesting and processing of agricultural products and by-products which operations may from time to time cause the transmission, discharge, or emission of surface water runoff, noise, smoke, dust, light, heat, vapors, chemicals, vibrations or other nuisances over or upon the Property. Grantee hereby accepts the foregoing conditions and any inconvenience, irritation or annoyance which Grantee may experience as a result of the presence and operation of the Agricultural Properties in the vicinity of the Project, and Grantee does hereby assume, on Grantee's own behalf and on behalf of Grantee's tenants, lessees, families, servants, guests, invitees, licensees, employees, or other persons who may occupy or otherwise use the Property, any and all risks of impairment of the use and enjoyment of the Property, loss of market value of the Property, or any damage to property or personal injury or illness arising from the presence and operation of the Agricultural Properties. Grantee hereby further understands and acknowledges that neither Grantor, the Kehalani Community Association, the owners of the Agricultural Properties, nor any of their related entities, affiliates, successors-in-title or assigns, may be held liable for any impairment of the use and enjoyment of the Property, loss of market value of the Property, or any damage to property or personal injury or illness arising from the presence and operation of the Agricultural Properties.

     AND Grantor does hereby covenant with Grantee that Grantor has good right to convey the Property, that the interest of Grantor is free and clear from all encumbrances made by, through or under Grantor, except as herein mentioned and as set forth in said Exhibit "A", and except for current real property taxes, if any, which are to be prorated as of the date of recording of this instrument, and that Grantor will warrant and defend the same unto Grantee, against the lawful claims and demands of all persons claiming by, through or under Grantor, except as aforesaid.

     AND Grantee acknowledges and agrees that the Property is being conveyed to Grantee in "AS IS" condition at the time of recording of this instrument, that Grantor is expressly disclaiming any expressed or implied warranties of any kind with respect to the condition of the Property, including, with limitation, any warranties relating to the absence of hazardous materials in, on and under the Property, the nature and quality of the soils and of all materials in, on, under and above the Property and/or warranties relating to any view easements or rights.

     AND Grantee acknowledges the annexation provided for in Section I of this instrument and further acknowledges and agrees that the Property is being sold to Grantee subject to all of the obligations, disclosures, reservations and easements described in the Declaration, as more particularly described in
Section I above.

     AND Grantee hereby covenants and agrees with Grantor that (a) the Property shall be used subject to the restrictions set forth in the Declaration as supplemented by any rules of the Kehalani Community Association adopted pursuant to the Declaration; (b) Grantee will pay all assessments and impositions of the Kehalani Community Association and observe, perform, comply with and abide by all other provisions of the Declaration and the Articles of Incorporation and By-Laws of the Kehalani Community Association, as described in the Declaration, as such documents may be amended from time to time; and (c) Grantee will utilize the Property in full compliance with all applicable codes, laws, ordinances, rules and regulations.

     AND Grantee hereby further covenants and agrees that Grantee shall irrigate and maintain all landscaping contained within the portion of the County of Maui Right-of-Way abutting KEYBOARD (Street Name), and located immediately adjacent to the Property.

     All covenants herein are covenants running with the land hereby conveyed and shall be binding upon and shall inure to the benefit of the respective heirs, personal and legal representatives, successors, successors in trust and assigns of the parties hereto, according to the context thereof. The terms "Grantor" and "Grantee", as and when used herein, or any pronouns used in place thereof, shall mean and include the masculine and feminine, the singular or plural number, individuals or corporations and each of their respective heirs, personal and legal representatives, successors, successors in trust and assigns, according to the context thereof, and that if these presents shall be signed by two (2) or more Grantors or Grantees, all covenants of such parties shall be and for all purposes deemed to be joint and several.

     This instrument may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same instrument, binding all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.